Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (the “Report”) of Electromed, Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We design, manufacture, market and sell innovative products that provide airway clearance therapy, including the SmartVest® Airway Clearance System (“SmartVest System”) and related products. The SmartVest System generates High Frequency Chest Wall Oscillation (“HFCWO”) and is composed of a garment and portable generator. As described in this Report, certain components in our generators that we contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2016 as the “covered products.”

Covered products contain components we purchased from third parties that use tantalum, tin, tungsten and gold. We do not source any conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals contained in our products. This inquiry was reasonably designed to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products.

We asked direct suppliers who provide us with materials and components for our products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. We asked these suppliers to complete a supply chain compliance questionnaire based on the Electronic Industry Citizenship Coalition (EICC) - Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template reflecting our position on the supply chain. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.

We received statements or responses from 50 of the 50 direct suppliers who we identified as potential suppliers of materials or components that may contain conflict minerals. We reviewed the statements and responses we received for completeness and consistency of answers. We reviewed questionnaires received and reviewed them for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where appropriate or necessary.

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III.	Design and Performance of Due Diligence Measures

We have designed and are continuing to adapt our due diligence measures to reasonably conform with the five-step framework established in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

Our senior management has engaged with our direct suppliers to incorporate requirements into our purchase order templates and other vendor agreements, on a forward-basis upon renewal or new engagement, to address the inclusion and sources of conflict minerals in the materials and components we receive. In addition, we have documented an internal policy to strengthen our management systems by codifying our actions to date and establishing company-wide procedures that incorporate the OECD guidance.

We analyzed the responses received from our suppliers in connection with the RCOI process to identify risks in our supply chain. Certain responses from our direct suppliers contained names of smelters who processed conflict minerals contained in our products. We reviewed the names of these smelters against the conflict-free compliant smelter list of the EICC, as discussed further below.

The results of our analysis and further due diligence have been reviewed among members of our senior management team, which intends to periodically undertake additional fact and risk assessments for any risks that may require mitigation or any future changes in circumstances.

We have published this Report on our website at http://www.smartvest.com/electromed/investor-relations and intend to continue that practice to report annually on our supply chain due diligence.

IV.	Product Determination

Certain components in our covered products include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether our covered products are DRC conflict free and, therefore, these products are DRC conflict undeterminable. We have received information from certain direct suppliers indicating that at least some of the tin and tantalum in our products originated in the covered countries. For those suppliers that indicated this, the smelters that they have identified were on the applicable Conflict-Free Smelter & Refiners list available at http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/.

V.	Steps to Improve Due Diligence

In addition to adopting a formal company-wide policy to codify our practices, we intend to continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VI.	Independent Private Sector Audit

Not required for calendar year 2016.

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Metal	Smelter/Refiner Facility Name†	Location of Facility†
Gold	Abington Reldan Metals, LLC*	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Aktyubinsk Copper Company TOO*	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Limited*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	AURA-II*	UNITED STATES
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangalore RefineryÂ Pvt. Ltd*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG*	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad*	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	China National Gold Group Corporation*	CHINA
Gold	Chugai Mining Co.,Ltd*	JAPAN
Gold	Chugai Mining*	JAPAN
Gold	Colt Refining*	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.*	CHINA
Gold	Do Sung Corporation*	KOREA, REPUBLIC OF
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA (REPUBLIC OF)

3

Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.*	ITALY
Gold	Ferro Corporation	UNITED STATES OF AMERICA
Gold	Fidelity Printers and Refiners Ltd.*	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.*	CHINA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CHINA
Gold	Guangdong Jinding Gold Limited*	CHINA
Gold	Gujarat Gold Centre*	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.*	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.*	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	HwaSeong CJ Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Johnson Matthey Inc*	UNITED STATES
Gold	Johnson Matthey Limited*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals*	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC*	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

4

Gold	L' azurde Company For Jewelry*	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.*	CHINA
Gold	Lingbao Gold Company Limited*	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.*	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.*	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metahub Industries Sdn. Bhd.*	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd*	MALAYSIA
Gold	Morris and Watson*	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	N.E. Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohio Precious Metals, LLC*	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.*	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.*	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA

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Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.*	UNITED STATES
Gold	SAFINA A.S.*	CZECH REPUBLIC
Gold	Sai Refinery*	INDIA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.*	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.*	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.*	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.*	CHINA
Gold	Tony Goetz NV*	BELGIUM
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Universal Precious Metals Refining Zambia*	ZAMBIA
Gold	Unknown*	Unknown
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY

6

Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co.,Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.*	CHINA
Gold	Zhao Jin Mining Industry Co Ltd*	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	Duoluoshan*	CHINA
Tantalum	E.S.R. Electronics*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Global Advanced Metals*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Heraeus Material Technology GmbH null KG (Heraeus Holding GmbH)	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA

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Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee*	AUSTRIA
Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Solikamsk Metal Works*	RUSSIAN FEDERATION
Tantalum	Starck*	GERMANY
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Tantalite Resources*	SOUTH AFRICA
Tantalum	Tantalum Mining Corp. of Canada Ltd	CANADA
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Unknown*	Unknown
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	A.E.B. International, Inc.	UNITED STATES OF AMERICA
Tin	Alpha Metals Korea Ltd	KOREA (REPUBLIC OF)
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Co., Ltd.*	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company*	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA

8

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Makmur Jaya*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dongguan City Thousand Island Metal Foil Co.,Ltd.*	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)*	SPAIN
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.*	BRAZIL
Tin	Feinhütte Halsbrücke GmbH*	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Galloo N.V.	BELGIUM
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Grant Manufacturing and Alloying	UNITED STATES OF AMERICA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd*	CHINA
Tin	Imperial Zinc, Corp.	UNITED STATES OF AMERICA
Tin	International Wire Group, Inc	UNITED STATES OF AMERICA
Tin	Jiangxi Ketai Advanced Material Co., Ltd China*	CHINA
Tin	Kunshan Chengli Tin Co., Ltd	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA

9

Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Metallo Chimique*	BELGIUM
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur S.A. Tin Metal	PERU
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	VIET NAM
Tin	Nippon Micrometal Corp.	JAPAN
Tin	Novosibirsk Processing Plant Ltd.*	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.*	RWANDA
Tin	Poongsan Corporation	KOREA (REPUBLIC OF)
Tin	PT Alam Lestari Kencana*	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Kudai Tin*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Putra Karya*	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo*	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA

10

Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Koba Tin*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment*	INDONESIA
Tin	PT Singkep Times Utama*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Supra Sukses Trinusa*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Timah (Persero), Tbk*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	PT Yinchendo Mining Industry*	INDONESIA
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Samhwa Non-ferrorus Metal Ind. Co. Ltd	KOREA (REPUBLIC OF)
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	Sizer Metals PTE	SINGAPORE
Tin	Smelter not yet identified*	Unknown
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Sumitomo Metal Mining Co. Ltd.	CANADA
Tin	Super Ligas	BRAZIL
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
Tin	Tamura Corporation	JAPAN
Tin	Thaisarco*	THAILAND
Tin	Tin Co. Ltd, Minmetals Ganzhou*	CHINA
Tin	Tong Ding Metal Materials Co., Ltd.	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company*	VIET NAM
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA
Tin	Unknown*	Unknown
Tin	VQB Mineral and Trading Group JSC*	VIETNAM

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Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Sinda W&MO Co.,Ltd*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA

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Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES OF AMERICA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Pobedit, JSC*	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.*	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Unknown*	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Wolfram Company CJSC*	RUSSIAN FEDERATION
Tungsten	Wolfram JSC, Russia*	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.*	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd*	CHINA

† Smelter and refiner facility names and locations as reported by the CFSI as of May 1, 2017.

*Denotes smelters and refiners that had received a “conflict-free” designation from an independent third party audit program as of May 24, 2017.

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